CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                       (after Issuance of Stock)       Filed by:
                                                       CAROL KEMPER
                                                       112 LONG HOLLOW PL., #200
                                                       GOODLETTSVILLE, TN 37077

                                SCN, Ltd.
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                              Name of Corporation

     We the undersigned Maurice Furlong                                and
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                                       President or Vice President

Carol Garrett Kemper                 of     SCN, Ltd.
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    Secretary a Assistant Secretary                        Name of Corporation

            do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 19th day of November , 1993 adopted a resolution to amend the original Articles as follows:

      Corporation name is hereby amended to read as follows:
      -----------------

                 FILED
  Health Care Centers of America, Inc.
        THE OFFICE Office Of The
        SECRETARY OF STATE OF THE
             STATE OF NEVADA

      DEC 10 1993


     No. 2341-84
         -------

                                    The  number  of  shares  of the  corporation
            outstanding and entitled to vote on an amendment to the Articles of Incorporation is 18 M; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                    * 18,338,500 shares        /s/Maurice Fulong
                                               -----------------
                                               Maurice Furlong
                                               President or Vice President




                                               /s/Carol Garrett Kemper
                                               -----------------------
                                               Carol Garret Kemper
                                               Asssistant Secretary
           State of Tenn.
           --------------
                               }ss.
           County of Davidson
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             On 12-3-93  personally  appeared  before me, a Notary  Public Carol
             Garrett Kemper/Maurice Furlong who acknowledged that they executed the above Instrument.


                                               /s/ illegible
                                               ---------------------

                                                 5-22-94
                                                 RECEIVED
                                                 2:20
                                                 DEC 07 1993

[NOTARY STAMP OR SEAL NOT INCLUDED]

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